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                                                                     Exhibit 4.1

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
Rights Certificate No. :    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S         NUMBER OF RIGHTS:
R:                          PROSPECTUS DATED _____ __, 200_ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY
                            REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN
                            STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT.


                                                       VISKASE COMPANIES, INC.
                                        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                            TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE


              Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Viskase Companies, Inc.

                                                 Subscription Price: $1.95 per Share

                  THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
                                         ON           , 2007, UNLESS EXTENDED BY THE COMPANY
                                            ------- --


REGISTERED OWNER:


                                                                                          COUNTERSIGNED AND REGISTERED:
                                                                                            AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                                                                                   (NEW YORK, N.Y.)   TRANSFER AGENT
                                                                                                                       AND REGISTRAR

                                                                                          BY: /s/ [illegible]
                                                                                              ----------------
                                                                                                                AUTHORIZED SIGNATURE


THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common
Stock, with a par value of $0.01 per share, of Viskase Companies, Inc., a Delaware corporation, at a subscription price of $1.95 per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Viskase Companies, Inc. Subscription Rights Certificates"
accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Viskase Companies, Inc.
Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Viskase Companies, Inc. and the signatures of its duly authorized officers.

Dated:        , 200
       ---- --     -



                  ---------------------------------------                          ---------------------------------------
                              ROBERT L. WEISMAN                                                GORDON DONOVAN
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER                           VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                                                                                           AND CORPORATE SECRETARY
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              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

           For delivery by mail, hand delivery or over night courier:

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                               New York, NY 10038

        Delivery other than in the manner or to the address listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete the applicable sections below and sign under Form 5 below.

EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for                    shares x $1.95               = $
           -------------------          -------------------    -----------------
           (no. of new shares)          (subscription price)   (amount enclosed)

METHOD OF PAYMENT (CHECK ONE)

[ ] Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purpose of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-113109.

[ ] Series A Preferred Stock- Deliver to Gordon Donovan, Vice President and Chief Financial Officer, Viskase Companies, Inc., 8205 South Cass Avenue, Suite 115, Darien, IL 60561. The Rights Certificate must be delivered to American Stock Transfer & Trust Company.

FORM 2-SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:


--------------------------------------------------------------------------------
                          (Print Full Name of Assignee)


--------------------------------------------------------------------------------
                              (Print Full Address)


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                          Tax ID or Social Security No.


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                                  Signature(s)


IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.


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FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.



--------------------------------------------------------------------------------
Signature(s)


IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.


Signature Guaranteed:
                     -----------------------------------------------------------
                                          (Name of Bank or Firm)

By:
   -----------------------------------------------------------------------------
                              (Signature of Officer)


IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


FOR INSTRUCTIONS ON THE USE OF VISKASE COMPANIES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GORDON DONOVAN, CHIEF FINANCIAL OFFICER OF VISKASE COMPANIES, INC., AT (630) 874-0700 OR YOUR BANK OR BROKER WITH QUESTIONS.